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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Board of Directors of
Concord Communications, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 2000 (except with respect to the matter discussed in Note 3 (b), as to which the date is February 4, 2000) included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-8 (File nos. 333-31484, 333-78087, 333-51945, 333-40645 and 333-38363). Our report dated January 17, 2000 included in the Company's Form 10-K for the year ended December 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                                       /s/ Arthur Andersen LLP
                                                       Arthur Andersen LLP


Boston, Massachusetts
May 1, 2000